EXHIBIT 10.34

LEASE BETWEEN SOUTHERN PACIFIC TRANSPORTATION COMPANY

AND PLACER SAVINGS BANK

Auburn, California

Twenty (20) Year Lease

COMMERCIAL LEASE (LONG-TERM)

SUBJECT INDEX

	PART I BASIC LEASE TERMS
A.	PREMISES	1
B.	EFFECTIVE DATE	1
C.	TERM	1
D.	USE	1
E.	RENT	1
F.	METHOD OF BASE RENT ADJUSTMENT	2
G.	SECURITY DEPOSIT	2
H.	PROOF OF INSURANCE	2
I.	ADDRESSES FOR NOTICES	2
J.	ADDRESS FOR PAYMENTS TO LESSOR	3
K.	90-DAY TERMINATION	3
L.	TERMINATION OF EXISTING LEASES	3

	PART II GENERAL LEASE TERMS
1.	PREMISES AND TERM	5
2.	USE	5
3.	CONDITION OF PREMISES	7
4.	SUBTERRANEAN FACILITIES	8
5.	PAYMENT/REFUND OF RENT	8
6.	RENT REVISION	9
7.	SECURITY DEPOSIT	12
8.	TAXES AND ASSESSMENTS	13
9.	RELEASE AND INDEMNIFICATION	14
10.	INSURANCE	15
11.	NOISE LEVELS NEAR RAILROAD TRACKS	15
12.	RESERVATIONS	15
13.	MINERAL RIGHTS	16
14.	DISPOSSESSION	16
15.	PRIOR APPROVAL OF WORK	17
16.	LIENS	18
17.	CASUALTY INSURANCE	18
18.	MAINTENANCE AND REPAIR	20
19.	BARRICADES	20
20.	UTILITIES AND SERVICES	20
21.	SURRENDER OF PREMISES	21
22.	LENDER’S AGREEMENT	22
23.	SALE OF LESSEE’S IMPROVEMENTS	22
24.	BANKRUPTCY	22
25.	DEFENSE	23
26.	NOTICES	23
27.	ATTORNEYS’ FEES	23

28.	DEFAULT; REMEDIES	24
29.	LESSOR’S RIGHT TO PERFORM	24
30.	NON-WAIVER	25
31.	ASSIGNMENT AND SUBLETTING	25
32.	LENDER REQUIREMENTS	27
33.	LESSOR’S LIABILITY	27
34.	EMINENT DOMAIN	27
35.	HOLDOVER	29
36.	LEGAL DESCRIPTION	30
37.	RECORDATION OF LEASE	30
38.	TESTING/SOILS CONDITIONS	30
39.	ESTOPPEL CERTIFICATES	31
40.	LESSOR’S RIGHT-OF-ENTRY	31
41.	TIME OF ESSENCE	31
42.	TERMINATION OF LEASE	31
43.	SEVERABILITY	32
44.	RELATIONSHIP OF PARTIES	32
45.	SUCCESSORS	32
46.	EXHIBITS	32
47.	LESSOR AND AGENT	32
48.	JOINT AND SEVERAL LIABILITY	33
49.	AUTHORITY	33
50.	INTEREST	33
51.	SUBMISSION OF LEASE	33
52.	CAPTIONS	34
53.	ENTIRE AGREEMENT AND AMENDMENT	34

ATTACHMENTS

1.	EXHIBIT “A” PRINT OF DRAWING NO. RESF 95-089
2.	EXHIBIT “B” (LENDER’S AGREEMENT)
3.	EXHIBIT “C” (GENERAL INSURANCE REQUIREMENTS)
4.	EXHIBIT “D” (COMPREHENSIVE GENERAL AND AUTOMOBILE LIABILITY ENDORSEMENT)

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Index Page 2 of 2

Approved as to Form

By General Counsel

March 1990

COMMERCIAL LEASE (LT)

(Lessee-owned Improvements)

M.P. A-124.5-L (C)

THIS LEASE (“Lease”) is made and entered into this 15th day of May, 1996, by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation, (herein “Lessor”), and PLACER SAVINGS BANK, a corporation, (herein “Lessee”).

PART I

BASIC LEASE TERMS

A.	PREMISES

The term “Premises” shall refer to the land at or near Auburn, County of Placer, State of California, as shown on Drawing No. RESF 95-089, dated September 25, 1995 attached hereto as Exhibit “A” and made a part hereof.

B.	EFFECTIVE DATE

This Lease shall take effect on June 28, 1996, (“Effective Date).

C.	TERM

This Lease shall be for a term of twenty (20) years (“Lease Term”) from Effective Date hereof.

D.	USE

The Premises shall be used solely and exclusively for purchase, maintenance and use of lessee owned improvements for commercial office and retail services purposes excluding gas station, car wash, motel and restaurants and related parking.

E.	RENT

Commencing as of the Effective Date hereof, Lessee shall pay to Lessor as base rent (“Base Rent”) for the Premises the sum of THREE THOUSAND FIVE HUNDRED DOLLARS ($3,500) per month, for the first twelve months of the Lease Term; the sum of FOUR THOUSAND DOLLARS ($4,000) per month for the second twelve months of the Lease Term; and the sum of FIVE THOUSAND DOLLARS ($5,000) per month for the next thirty-six months of the Lease

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Term. Base rent shall be payable monthly in advance on or before the first day of each month during the term.

F.	METHOD OF BASE RENT ADJUSTMENT

During the Lease Term, Base Rent shall be revised each five years based on the CPI Factor (as defined in Section 6 of the General Lease Terms); and each ten (10) years, based on the then fair rental value of the Premises at the time of each such revision, but in no event less than the Base Rent then in effect.

G.	SECURITY DEPOSIT

WAIVED.

H.	PROOF OF INSURANCE

On or before the execution of this Lease, Lessee shall furnish to Lessor proof of insurance as required under Section 10 of the General Lease Terms, and the effective date of insurance coverage shall be no later than the Effective Date of this Lease.

I.	ADDRESSES FOR NOTICES

To Lessor:	SOUTHERN PACIFIC TRANSPORTATION COMPANY San Francisco Regional Office - Real Estate Southern Pacific Building, Suite 912 One Market Plaza San Francisco, CA 94105

To Lessee:	PLACER SAVINGS BANK 949 Lincoln Way Auburn, CA 95603

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J.	ADDRESS FOR PAYMENTS TO LESSOR

Checks shall be made payable to Lessor and shall be mailed to: File 61860, P.O. Box 60000, San Francisco, California 94160.

K.	90-DAY TERMINATION

Notwithstanding anything to the contrary contained herein, Lessor shall have the right to terminate this Lease in whole or in part upon ninety (90) days’ advance written notice to Lessee to that effect if, in the judgment of Lessor, the Premises or any part thereof is required for transportation, communication or railroad purposes. It is agreed that termination of this Lease for purposes of this paragraph to enter into a lease with another would not be considered a railroad, transportation or communication purpose; and further, termination for reason of abandonment of railroad from the Premises would be considered a railroad purpose. Any ruling by the courts of the State of California or the courts of the United States to the effect that Lessor does not have the right to lease the Premises for the purposes herein stated shall be grounds for termination as provided in the paragraph. In the event of such termination by Lessor, no reimbursement of any type or character shall be due Lessee. And it is agreed the terms of Section 21 of this Lease shall not be enforced in the case of termination by Lessor under this Section K.

L.	TERMINATION OF EXISTING LEASES

Lease dated November 20, 1978 between Lessor, or its corporate predecessor, and The Heart Federal Savings and Loan Association relating to the use of Lessor’s property located at or near Auburn, State of California for lessee owned building and parking is hereby terminated. Said lease is filed in Lessor’s records as Lease Audit No. 186382.

Lease dated September 16, 1982 between Lessor, or its corporate predecessor, and Auburn Lumber Company, a corporation, relating to the use of Lessor’s property located at or near Auburn, State of California for any and all uses required in connection with Lessee’s savings and loan operation, including but not limited to parking is hereby terminated. Said lease is filed in Lessor’s records as Lease Audit No. 193191.

Lessee hereby warrants that Lessee is the lawful successor in interest to said improvements in both leases.

Lessee also warrants that Lessee has acquired all of said right, title and interest in and to all improvements and facilities now located upon the Premises and assumes all obligations under this Lease with respect thereto, including the removal thereof upon the expiration or termination of this Lease.

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The foregoing Basic Lease Terms and the General Lease Terms set forth in attached Part II are incorporated into and made parts of this Lease.

IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed, this Lease in duplicate the day and year first above written.

SOUTHERN PACIFIC TRANSPORTATION COMPANY

By	/s/ Illegible

Title:	Vice President & Regional Director Southern Pacific Real Estate Enterprises, As Agent For Southern Pacific Transportation Co.

PLACER SAVINGS BANK

By	/s/ JAMES M. MCGANN

James M. McGann
Title:	Executive Vice President and Chief Financial Officer

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File Reference: em	Date: February 15, 1996

PART II

GENERAL LEASE TERMS

1.	PREMISES AND TERM

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises for the tenancy shown in the Basic Lease Terms, subject to the terms and conditions as set forth in this Lease.

2.	USE

2.1	Right to Terminate. If Lessee does not commence the use of the Premises for the purposes herein specified on or before March 1, 1996, or discontinues such use for a period of ninety (90) days, Lessor may at its option terminate this Lease on fifteen (15) days’ advance written notice.

2.2	Permitted Use. Lessee shall not use the Premises or any portion thereof for any use other than that stated in the Basic Lease Terms, and shall not make any alterations, improvements or additions thereto except as provided in Section 15 below.

2.3	Affect on Insurance. Lessee and its agents shall not do or permit anything to be done in or about the Premises nor bring nor keep anything in or about the Premises which will in any way increase the existing rate or affect any insurance upon the Premises, or cause a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Lessee or its agents keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon the Premises or any part thereof is increased because of the acts or omissions by Lessee or its agents, Lessee shall pay the full cost of such increase; provided, however, that this provision shall in no event be deemed to constitute a waiver of Lessor’s right to declare a default hereunder by reason of Lessee’s failure to comply with the provisions of this Section 2 or any other rights or remedies of Lessor in connection with Lessee’s failure to comply with provisions of this Section 2. Lessee shall forward to Lessor within three (3) days of receipt copies of any notices Lessee receives from its insurer(s) advising of changes in rates and/or cancellation.

2.4

Hazardous Materials. Lessee shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Materials (defined below) or allow its agents or any other person or entity to do so. The term “Hazardous Materials” shall

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mean (i) those substances included within the definition of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. section 9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. sections 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. sections 1801, et seq., and in the regulations promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as Hazardous Substances; (iii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations, and (iv) any material, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq., (33 U.S.C. section 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. section 1317).

2.5	Third Parties. Lessee and its agents shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of any third parties or injure or annoy such parties or cause structural injury to the Premises. Lessee shall not use or allow the Premises to be used for any unlawful, immoral, hazardous or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee and its agents shall not commit or suffer to be committed any waste in or upon the Premises.

2.6

Compliance with Legal Requirements. Lessee and its agents shall not use the Premises or permit anything to be done in or about the Premises which will in anyway violate any law, statute, ordinance, order, rule, regulation or requirement of duly constituted public authorities or quasi-public authorities now in force or which may hereafter be enacted or promulgated (collectively, “Laws”). Lessee shall, at its sole cost and expense, promptly comply with (i) all Laws which relate to or affect the condition, use or occupancy of the Premises, whether or not the same are now contemplated by the parties; (ii) the provisions of all recorded documents affecting the Premises, insofar as the same relate to or affect the condition, use, or occupancy of the Premises; and (iii) the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall furnish satisfactory evidence of such compliance to Lessor upon request. Lessee’s obligations pursuant to this Section 2.6 shall include, without limitation, altering, maintaining or restoring the Premises in compliance and conformity with all Laws relating to the condition, use or occupancy of the Premises during the Lease Term, and the filing of any map required

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under any subdivision map act and of any environmental impact report required by any governmental body having jurisdiction in the matter. (Notwithstanding the foregoing, before finalizing any environmental impact report, Lessee shall submit it to Lessor for its review and approval. No subdivision map shall be filed without review and approval by Lessor, which may, at its sole discretion, withhold approval if the requirements of filing the map are unacceptable to Lessor, impact other property owned by Lessor, or in the reasonable opinion of Lessor, have an adverse impact on the use or marketability of the Premises.) Lessee shall obtain, prior to taking possession of the Premises, any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any Law shall be conclusive of the fact as between Lessor and Lessee.

2.7	Imposition of Conditions. Should any governmental body seek to impose any condition on approval of Lessee’s use of the Premises or the zoning thereof, or for the issuance of any map, license, or permit, Lessee covenants to notify Lessor accordingly; and if such condition is unacceptable to Lessor for any reason, Lessor may terminate this Lease.

3.	CONDITION OF PREMISES

Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the condition of the Premises or with respect to the suitability of the same for the conduct of Lessee’s business, nor has Lessor or any agent of Lessor agreed to undertake any modification, alteration or improvement to the Premises. Lessee further acknowledges that Lessee has independently investigated the Premises and is satisfied that the Premises are suitable for Lessee’s intended use and that the Premises meet all governmental and quasi-governmental requirements for such intended use. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and any rules and regulations from time to time promulgated by Lessor governing the use of the Premises.

Lessee hereby warrants that Lessee is the lawful owner of all the right, title and interest in and to the improvements located upon the premises (“improvements” collectively includes, without limitation, all buildings, sheds, fences, paving, above or below ground tanks, and structures of any kind including, without limitation, any alterations or additions thereto). Lessee assumes all obligations to maintain said improvements in good condition and to remove same, at the option of Lessor, upon termination of this Lease, in accordance with section 21 hereof.

Lessee’s Initials Illegible

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4.	SUBTERRANEAN FACILITIES

The absence of markers, monuments or maps indicating the presence of subterranean facilities within the Premises, whether belonging to Lessor or otherwise, does not constitute a warranty or representation by Lessor or its agents that none exist. Lessee accepts this Lease with full cognizance of the potential presence of such facilities within the Premises, acknowledging that the costs of Lessee’s use of the Premises may increase by reason thereof, and acknowledging that the owner or owners thereof may have acquired the right to continue to maintain such facilities by the passage of time.

5.	PAYMENT/REFUND OF RENT

5.1	Base Rent. Lessee shall pay to Lessor as Base Rent for the Premises the amount specified in Section E of the Basic Lease Terms, payable at the times set forth therein, without deduction, offset, prior notice or demand. Upon termination of this Lease, unless Lessee is then in default, any unearned portion of any Base Rent paid in advance shall be refunded to Lessee upon Lessee’s written demand therefor if made within thirty (30) days after termination. Lessor currently issues rent invoices, but Lessee hereby acknowledges its affirmative obligation to pay the rent as set forth heretofore (or as adjusted from time to time) when due irrespective of whether Lessee has received an invoice. Lessor may discontinue its practice of issuing invoices at any time in its sole discretion.

5.2	Late Charges. Lessee hereby acknowledges that the late payment by Lessee to Lessor of Base Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, Lessee shall pay to Lessor, as Additional Rent, without the necessity of prior notice or demand, a late charge equal to ten percent (10%) of any installment of Base Rent which is not received by Landlord within ten (10) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of the late payment by Lessee. In no event shall this provision for a late charge be deemed to grant Lessee a grace period or extension of time within which to pay any installment of Base Rent or prevent Lessor from exercising any right or remedy available to Lessor upon Lessee’s failure to pay such installment of Base Rent when due, including, without limitation, the right to terminate this Lease.

5.3

Additional Rent. All taxes, charges, costs and expenses which Lessee is required to pay under this Lease in addition to Base Rent, and all interest and charges that may accrue thereon in the event of Lessee’s failure to pay the same and all damages, costs and expenses which Lessor may incur by reason of any default by Lessee hereunder, shall be deemed to be additional rent hereunder (“Additional Rent”). In the event of nonpayment by Lessee of any Additional Rent, Lessor shall have all the rights and remedies with respect thereto as

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Lessor has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease shall mean the Base Rent and Additional Rent. All Rentals and other monies due under this Lease shall survive the termination of this Lease or the expiration of the Lease Term, as applicable (“Lease Termination”).

5.4	Accord and Satisfaction. No payment by Lessee or receipt by Lessor of any lesser amount than the Rentals then due shall be deemed to be other than on account of such Rentals then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rentals be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Rentals then due or pursue any other remedy provided in this Lease.

6.	RENT REVISION

After the first five years of the Lease Term, the Base Rent then in effect shall be revised in the manner provided in this Section 6. If, for any reason, the Base Rent is not revised at such time or times as herein specified, the Base Rent shall continue to be subject to revision in the manner herein specified and, when so revised, shall be retroactive to the date the revised Base Rent should have become effective notwithstanding Lessor’s acceptance of a lesser amount and notwithstanding any billing by Lessor for a lesser amount.

A.	Each Five Year—Consumer Price Index

At the end of each five years of the Lease Term or any extensions thereto or holding over thereof, Lessor, without prior notice to Lessee, shall revise the Base Rent then in effect based on the “CPI Factor” (as herein defined). Such Base Rent shall be automatically increased on the anniversary date each fifth year, unless the Base Rent is subsequently increased in accordance with Section 6B hereof. The CPI Factor shall not be applied to the Base Rent to effect an increase in excess of 25%; and the CPI Factor shall not be applied to reduce the Base Rent below the then existing Base Rent.

The rental revision shall be based upon and be in accordance with the same percentage of adjustment or fluctuation to the nearest one-tenth of one percent established during the period of time the existing rental is in effect, commencing with the effective date of this lease for the first rental revision or the effective date of the last rental revision, to the date the revised rental is to commence, regardless of the number of years involved.

As an example of the above, if said rental was subject to revision on March 1, 2000 and such revision was by use of said Index for the five year period March 1995 through March 2000 where the March 2000 index number in said publication was 346.3 and the March 1995 index was 289.8, the total variant for the five year period would be 56.5, i.e., 2000 index number 346.3 less 289.8 equals 56.5 or 19.5%

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change; then, if the base rent was $10,000 per annum, the adjustment would be $10,000 multiplied by 19.5% equaling $1,950 per annum increase and the rental for the ensuing five year period of the lease term would be $10,000 plus $1,950 or $11,950 per annum. The percentage change shall not exceed 25% increase in the Base Rent for said five year period.

The “CPI Factor,” as herein used, is that percentage of adjustment or fluctuation to the nearest one-tenth of one percent established during the five year period immediately preceding the date the revised Base Rent is to commence, as stated in the Consumer Price Index, Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics, or any successor or substitute index published as a replacement for that Index by said Department or by any other United States governmental agency.

B.	Each Ten Years—Fair Rental Value

Notwithstanding Subsection A above, at the end of each tenth year of the Lease Term or any extensions thereto, Lessor, upon thirty (30) days’ prior written notice to Lessee, shall revise the Base Rent then in effect to the fair rental value of the Premises at the time of such revision, as determined by Lessor and Lessee, in accordance with the provisions set forth in under Appraisal Procedure below, but in no event shall such revised rent be less than the rent then in effect. The fair rental value shall be determined as though the land constituting the Premises were unencumbered by this Lease and shall be based on the highest and best use to which it can practicably be put under the zoning laws then in effect.

If, for any reason, the Base Rent is not revised at such time or times as herein specified, the Base Rent shall continue to be subject to revision in the manner herein specified and, when so revised, shall be retroactive to the date the revised Base Rent should have become effective, notwithstanding Lessor’s acceptance of a lesser amount and notwithstanding any billing by Lessor for a lesser amount.

In the event Lessor and Lessee are unable to agree on a Base Rent revision at the end of the tenth year of the Lease Term or at the end of any subsequent tenth year of the Lease Term or any extensions thereto, the matter shall be determined by appraisal as set forth hereinafter.

Appraisal Procedure

6.1	Appointment of Appraisers on Failure of Parties to Agree. If the parties are unable to agree within sixty (60) days of the date of Lessor’s notice to Lessee as set forth above, then, unless the

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parties are able to agree on one (1) appraiser, each party shall, within ten (10) business days after the expiration of such period, specify by written notice to the other the name and address of an appraiser to act on behalf of such party. If Lessee fails to appoint its appraiser within the ten (10) day period herein specified, then the appraiser appointed by Lessor shall carry out the appraisal hereunder.

6.2	Appointment of Third Appraiser. The appraisers chosen or designated under Subsection 6.1 above shall, within ten (10) days after their selection, jointly appoint a third (3rd) appraiser. In the event the two (2) appraisers are unable to agree upon a third (3rd) appraiser within ten (10) days after their selection, then the parties themselves shall select a third appraiser within a further period of five (5) days. If the parties are unable to agree within such five (5) day period, then either of the parties on behalf of both of them may request the then presiding Judge of the Superior Court of the State of California, County of Placer, acting in his personal, private capacity, to appoint the third (3rd) appraiser and neither party shall raise any objection to such Judge’s full power and jurisdiction to entertain the application and make the appointment.

6.3	Determination of Matter Under Appraisal. After their designation and thereafter from time to time until the expiration of thirty (30) days after the appointment of the third (3rd) appraiser, the appraisers shall meet and confer to discuss the Determination by Appraisal and formulate an opinion concerning the particular determination. Any opinion in which a majority of the appraisers concur shall constitute the Determination by Appraisal.

6.4

Appraiser Qualifications; Appraisal Standards. All appraisers appointed hereunder (i) shall be independent and unaffiliated with either party, a professional designated member of the American Society of Real Estate Counselors or the American Institute of Real Estate Appraisers (holding the designation of CRE or MAI, respectively) or be a professionally designated member of the then preeminent successor organization and holding the senior professional designation awarded by the organization, have not less than five (5) years’ experience appraising commercial property in the County of Placer, of similar type as that which is the subject of the Determination by Appraisal to be made, and (ii) shall have generally recognized current competence in the valuation of such property, who would qualify as expert witnesses over objection to give opinion testimony addressed to the issue which is the subject of the Determination by Appraisal in a court of competent jurisdiction. All appraisals hereunder shall be made in accordance with sound, customary and usual appraisal practices utilized at the time of any such appraisals hereunder, consistently applied, for the appraisal of real estate. The appraisers shall have the right to consult experts and competent authorities with respect to factual information or evidence pertaining to the Determination by

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Appraisal. In addition, each party shall have the right to submit relevant information and documentation to the appraisers, so long as not less than five (5) days prior to doing so, such party notifies the other party and supplies copies of such information and documentation intended to be delivered to the appraisers. Any determination made by a consensus of all appraisers, or by a majority, hereunder shall be final, binding and conclusive upon the parties for the purpose of making a Determination by Appraisal. The appraisers shall in any such determination, or in their respective appraisals, set forth in appropriate detail and in writing the entire basis upon which such determination was reached or made, including such relevant documents or other information as may be necessary or appropriate thereto.

6.5	Costs and Fees. The fees and costs of the appraiser appointed by each of Lessor and Lessee shall be paid by the party appointing such appraiser. All costs and fees of the third appraiser hereunder, and all other expenses of the proceedings hereunder, shall be borne equally by the parties. All costs and expenses incurred by a party to retain his own attorneys, other independent consultants or expert witnesses in connection with the appraisal procedure hereunder shall be borne by such party.

6.6	Effect of Decisions; Rules. The appraisers shall resolve solely the matter which is the subject of the Determination by Appraisal and only in accordance with the applicable standards and provisions of this Lease; the appraisers shall have no authority to modify, alter, amend, expand, enlarge or diminish such applicable standards and provisions; and the jurisdiction of the appraisers is limited accordingly. The decision of the appraisers may be entered as a judgment in a court of competent jurisdiction. To the extent permitted by law, and except as herein provided, compliance with the appraisal procedure as set forth herein is a condition precedent to the commencement by a party of a judicial proceeding arising out of a matter which is subject to Determination by Appraisal hereunder. If an appraiser appointed hereunder dies, resigns, refuses to act or becomes legally incapacitated, his replacement or successor shall be appointed in like manner specified herein.

6.7	Right of Parties to Agree and Terminate Appraisal. Notwithstanding anything to the contrary contained in Subsections 6.1 through 6.6 above, if the parties come to an agreement with respect to the matter which is the subject of a Determination by Appraisal prior to the rendition by the appraisers of any decision to be made by them hereunder, such agreement between the parties shall be binding and conclusive and terminate the appraisal procedure hereunder.

7.	SECURITY DEPOSIT

Concurrently with Lessee’s execution of this Lease, Lessee shall deposit with Lessor a security deposit (“Security Deposit”) in the amount set forth in Section G of the Basic Lease Terms above. The Security Deposit

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shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee. If Lessee defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the condition of the Premises upon Lease Termination, Lessor may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee’s default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee’s default. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. The failure by Lessee to so restore the Security Deposit shall constitute a default by Lessee under this Lease. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. Lessor is not a trustee of the Security Deposit and may use it in ordinary business, transfer it or assign it, or use it in any combination of such ways. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) after Lease Termination and after Lessee has vacated the Premises; provided, however, if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Lessee or its agents or to clean the Premises and remove improvements, then the balance of the Security Deposit (less deductions for restoration and the cost of removing the improvements) shall be returned to Lessee after Lessor has restored/cleaned the Premises and removed the improvements. Lessee shall not transfer or encumber the Security Deposit nor shall Lessor be bound by any attempt of Lessee to do so. Lessor may require Lessee to increase its security deposit every five (5) years during the Lease Term or any extension thereof by depositing with Lessor twenty percent (20%) of the then existing deposit. Notwithstanding the foregoing, Lessor may require an increase in the deposit at any time if the estimated cost of removing Lessee’s improvements exceeds the deposit currently held by Lessor.

8.	TAXES AND ASSESSMENTS

For as long as this Lease is in effect, Lessee shall pay to Lessor as Additional Rent commencing as of the Effective Date hereof the following taxes and assessments:

A.	Public Improvements

Lessee shall reimburse Lessor for all assessments for public improvements assessed against the real property included in this Lease. Such payments shall be made to Lessor within thirty (30) days following the receipt by Lessee of Lessor’s written statement setting forth the amount due.

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B.	Personalty

Lessee shall pay, before they become delinquent, all taxes and assessments levied against the Premises, or which might become a lien thereon, because of any improvements to the real property included in this Lease including without limitation buildings, structures or other property, real or personal, including, without limitation, trade fixtures, furnishings and equipment, which are wholly owned by Lessee on the Premises or because of Lessee’s activities. Lessor may, at its option, pay such taxes and assessments, and such payments shall be repaid by Lessee within thirty (30) days following the receipt by Lessee of Lessor’s written statement setting forth the amount due. Whenever possible, Lessee shall cause said taxes and assessments to be assessed and billed separately from the real property included in this Lease.

C.	Rental Tax

Lessee shall pay to Lessor any privilege, sales, gross income or other tax (not including federal or state income tax) imposed upon the Rentals received by Lessor under this Lease by any agency having the authority to do so. Such payments shall be made to Lessor within thirty (30) days following the receipt by Lessee of Lessor’s written statements setting forth the amount due.

9.	RELEASE AND INDEMNIFICATION

9.1	Waiver of Claims. Lessor and its agents shall not be liable to Lessee, nor shall Lessee be entitled to terminate this Lease or to any abatement of Rentals, and Lessee waives all claims against Lessor and its agents, for injury or death to any person, damage to any property, or loss of use of any property on the Premises or loss to Lessee’s business by and from any and all causes. The provisions of this paragraph shall not apply to any damage or injury caused by the willful misconduct or sole and active negligence of Lessor or its agents.

9.2	Indemnification of Lessor. Lessee shall hold harmless, defend (with counsel satisfactory to Lessor) and indemnify Lessor and its agents from and against all claims, losses, liabilities, costs and expenses for loss of or damage to property and for injuries to or death of any person (including, but not limited to, the property and employees of each party hereto) when arising out of or resulting from, directly or indirectly:

(a)	the use of the Premises by Lessee and its agents;

(b)	any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease; or

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(c)	any occurrence in, upon or at the Premises or on account of the use, condition or occupancy of the Premises;

regardless of whether such claims, losses, liabilities, costs or expenses are caused or contributed to by the negligence, active or passive, of Lessor or arise during or after the Lease Term. The obligations of Lessee under this Section 9.2 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to Lease Termination.

9.3	Lessor as a Party Defendant. If, by reason of any act or omission by Lessee or Lessee’s agents, Lessor or its agents are made a party defendant concerning this Lease or the Premises, Lessee shall indemnify Lessor and its agents against all liability incurred (or threatened against) Lessor and its agents as a party defendant, including all damages, costs and attorneys’ fees.

9.4	Lessor. The term “Lessor” as used in this Section 9 and Sections 10 and 11 below shall include, if applicable, any other railroad company that may be lawfully operating on Lessor’s tracks.

10.	INSURANCE

While this Lease is in effect, Lessee, at Lessee’s expense, shall maintain and furnish Lessor evidence of insurance set forth in Lessor’s “General Insurance Requirements” form attached hereto as Exhibit “C” and made a part hereof.

11.	NOISE LEVELS NEAR RAILROAD TRACKS

Lessee hereby recognizes and acknowledges that railroad tracks are located on or adjacent to the Premises (the “Tracks”).

Lessee recognizes that the operation of trains over the Tracks is likely to produce noise levels which may be considered objectionable by Lessee and its agents. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by the noise produced by the operation of trains over the Tracks. Lessee agrees to indemnify, defend and hold Lessor and its agents harmless from and against any loss, damage, liability, or expense incurred by Lessor or its agents as a result of any action or complaint of any kind whatsoever initiated against Lessor or its agents from Lessee’s agents.

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12.	RESERVATIONS

Lessor hereby excepts and reserves the right, without abatement in Rentals, to be exercised by Lessor, to

(a)	operate, maintain, review and relocate any and all existing railroad facilities, including but not limited to pipe, track (if any), power and communication (including without limitation fiber optic) lines and appurtenances and other facilities of like character upon, over or under the surface of the Premises; and

(b)	construct, operate, maintain, review and relocate such additional facilities of the same character as shall not unreasonably interfere with Lessee’s use of the Premises as specified in Section D of the Basic Lease Terms.

Lessor shall make every effort to notify Lessee in writing sixty (60) days in advance of any such construction, maintenance, review or relocation. Any such construction, operation, relocation or maintenance shall not be done at Lessee’s expense unless such work is requested by Lessee or done for the benefit of Lessee.

Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by the exercise of Lessor of any rights reserved by Lessor under this Section 12.

13.	MINERAL RIGHTS

Lessor reserves for itself and those to whom it grants such right, the title and exclusive right to all the sand, gravel, minerals and mineral ores of every kind and character now known to exist or hereafter discovered upon, within or underlying the Premises, or that may be produced therefrom, including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom together with the exclusive and perpetual right thereto, without, however, the right to use or penetrate the surface of, or to enter upon, the Premises to extricate or remove the same.

14.	DISPOSSESSION

Lessor enters this Lease without, and expressly disclaims, any representation or warranty that the Lease is consistent with the documents or rights under which it owns or claims the right to lease the Premises. Lessee accepts this Lease knowing that others may assert that Lessor has no right to lease the rights hereby given, and agrees to hold Lessor harmless from any detriments or liabilities arising therefrom, whether to Lessee or to any person, firm or corporation claiming thereunder, including any forfeitures declared or occurring as a result of this Lease.

If Lessee is lawfully deprived of the possession of all or any part of the Premises by a party other than Lessor, Lessor may, upon receipt of notice from Lessee setting forth the circumstances, either install Lessee in possession of the Premises or terminate this Lease and refund to Lessee the pro rata amount of any prepaid Base Rent for the unexpired term of this Lease or any extensions thereto, after receipt of such notice.

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Lessor shall not be liable to Lessee for any loss, damage or claims resulting from such deprivation of possession.

15.	PRIOR APPROVAL OF WORK

As set forth in Section 3 heretofore, Lessee owns all existing improvements upon the Premises. After the initial planned remodeling of the improvements Lessee shall not, without Lessor’s prior written consent, make any further alterations, further improvements, or additions of any kind in, on or about the Premises costing in excess of $10,000 without the prior written consent of Lessor. Unless Lessor gives Lessee specific written consent (executed by an officer of Lessor), Lessee shall remove any or all of said improvements upon termination of this Lease, and restore the Premises. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond, in a form and with a company satisfactory to Lessor, in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Lessor against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements or additions without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same. Lessee shall give Lessor not less than ten (10) business days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of nonresponsibility in or on the Premises as provided by law. Any alterations, improvements or additions in, on or about the Premises that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans and such other information as Lessor may request. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee’s acquiring a permit to do so from the appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

Any construction, reconstruction or altering of structures consented to by Lessor shall, at Lessee’s expense, be installed, constructed and maintained in accordance with applicable building and other codes, in a good and workmanlike manner to the satisfaction of Lessor, and in accordance with all requirements of all departments, boards, bureaus, officials and authorities having jurisdiction in the matter. All necessary permits for such construction (including any permits required to cross public streets) shall be obtained by Lessee at Lessee’s sole expense.

For all subterranean improvements installed, constructed, purchased or acquired by Lessee on the Premises, Lessee shall install and maintain monuments and markers at such locations and intervals, and in form and size satisfactory to Lessor, warning of Lessee’s improvements (and any unmonumented or unmarked facilities of others discovered by Lessee during construction) at Lessee’s sole cost and expense. Monuments and markers indicating Lessee’s improvements shall be promptly relocated or removed upon written request of Lessor at no expense to Lessor. If Lessee shall

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fail to relocate or remove any such monument within two (2) weeks of such written request, Lessor shall have the right to remove or relocate the same at Lessee’s sole cost and expense which Lessee agrees to pay on demand. Lessee agrees that all work upon or in connection with improvements shall be done at such times and in such manner as not to interfere in any way whatsoever with Lessor’s operations or the facilities or operations of any other party holding a prior right or rights to the Premises.

16.	LIENS

16.1	Premises Lien-Free. Lessee shall pay for all labor and services performed for, and all materials used by or furnished to, Lessee or its agents with respect to the Premises. Lessee shall indemnify and hold Lessor harmless from and keep the Premises free from any liens, claims, demands, encumbrances or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to, Lessee or its agents with respect to the Premises. The foregoing obligation of Lessee shall survive the termination of this Lease. Lessor shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Lessor may deem proper, for the protection of Lessor and the Premises, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including, without limitation, a notice of nonresponsibility. In the event Lessee is required to post an improvement bond with a public agency in connection with any work performed by Lessee on or to the Premises, Lessee shall include Lessor as an additional obligee.

16.2 Notice of Lien; Bond. Should any liens be filed against, or any action be commenced affecting, the Premises or Lessee’s interest in the Premises, Lessee shall give Lessor notice of such lien or action within three (3) days after Lessee receives notice of the filing of the lien or the commencement of the action. In the event that Lessee shall not, within twenty (20) days following the imposition of such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all of the remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Lessor shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Lessor and all expenses incurred by Lessor in connection therewith, including attorneys’ fees and costs, shall be payable to Lessor by Lessee as Additional Rent on demand.

17.	CASUALTY INSURANCE

For as long as this Lease is in effect, all alterations, improvements and additions made in, on or about the Premises by Lessee or owned by Lessee upon the Premises, whether new or existing, shall be insured by Lessee, at

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its sole cost and expense, against loss or damage by fire or other casualty, with extended coverage endorsements, in the joint names of Lessor and Lessee, and any lender (“Lender”) who executes Lessor’s Lender’s Agreement as provided in Section 22 of this Lease. The amount of insurance shall be equal to the full insurable value of the improvements insured, and the insurance company selected by Lessee shall be subject to Lessor’s and Lender’s prior approval. Lessee shall pay all insurance premiums and related charges and, within ten (10) days after the end of each year that this Lease is in effect, shall furnish Lessor and Lender an updated certificate from the insurance carrier stating the current status of such insurance policy.

In the event any material portion of Lessee’s improvements on the Premises is damaged or destroyed by fire or other casualty as to render it unfit for occupation or use, and as often as the same shall occur, if the damaged improvement can, in Lessor’s sole opinion, be restored within ninety (90) days after the occurrence of such fire or other casualty, Lessee shall repair or restore the damaged improvement with reasonable diligence and in accordance with original plans thereof or with such modified plans as shall have been previously approved by Lessor in writing. All funds received in connection with said insurance, together with funds supplied by Lessee from other sources to make up for any deficiency in said insurance proceeds, shall be deposited in a national bank or trust company (most conveniently situated) in the names of both Lessor and Lender. All funds so deposited shall be used to repair or restore any damage to the improvement insured, and shall be disbursed to Lessee by Lessor and Lender as the work progresses upon presentation of proper architect’s or engineer’s statement of expenses in connection with such repair or restoration work. If the insurance proceeds received for such damage shall not exceed the sum of Ten Thousand Dollars ($10,000), the requirement for impounding the insurance proceeds may be waived but Lessee shall nevertheless repair or restore the damaged improvement in the manner as herein provided. If Lessee refuses or fails to repair or restore the damaged improvement, Lessee shall be deemed to be in default hereunder. Should Lender fail or refuse to undertake such work on behalf of Lessee upon notification of such default, then Lessor may terminate this Lease forthwith. Upon termination, all unexpended insurance proceeds so collected and deposited shall, after payment to Lender of sums owed under any existing financing agreement, be applied by Lessor to the removal from the Premises of Lessee’s damaged improvement and to the restoration of the Premises; the balance, if any, shall be applied to any damages suffered by Lessor as a result of such default and termination. The rights of Lender under any such insurance policy, or policies as the case may be, shall be subject to and limited by the foregoing provisions.

If, however, any material portion of Lessee’s improvements on the Premises is so damaged by fire or other casualty as to render it unfit for occupation or use and cannot, in Lessor’s sole opinion, be restored within said ninety-day period, then Lessee shall have the option, to be exercised within thirty (30) days after occurrence thereof, to either repair or restore the damaged improvement (in which event the terms of the foregoing paragraph shall apply with respect to the application of insurance

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proceeds), or terminate this Lease effective as of the date of the casualty. The option to terminate, however, shall be subject to all applicable provisions of Section 21 hereof and shall be conditioned upon (a) Lessee’s removing from the Premises the damaged improvement, including all appurtenant structures thereto, and all debris resulting from such fire or other casualty, (b) Lessee’s paying to Lessor in advance any Rental accruing hereunder to the date of termination, and (c) Lessee’s paying to Lessor all unpaid taxes and assessments that may have become a lien against the Premises at the time of such damage or destruction. In the event of such termination, Lessor shall assign to Lessee its interest in all insurance policies covering the improvements and all proceeds therefrom but only after Lessee shall have fully complied with the conditions of termination as stipulated in this paragraph and in Section 21 hereof.

Lessor and Lessee hereby waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

18.	MAINTENANCE AND REPAIR

Lessee, at Lessee’s expense and to Lessor’s satisfaction, shall keep and maintain the Premises and all improvements thereon in good repair and in a neat and satisfactory condition, and shall promptly make all repairs and replacements, at Lessee’s sole cost and expense, that may become necessary to the Premises or improvements thereon, whether structural or nonstructural, ordinary or extraordinary, subject to Section 17 above. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense (or deduct the cost of such repairs from Rentals due herein) or to terminate this Lease because of Lessor’s failure to keep the Premises in good and sanitary order.

All notices and signs upon the Premises shall be neat and properly maintained. Lessor shall have the right to enter the Premises at all reasonable times to inspect the same.

19.	BARRICADES

In addition to any barricades, fences or gates which may be specified elsewhere in this Lease, Lessee, if requested by Lessor, shall install and maintain barricades, fences, and fence gates of a size and form satisfactory to Lessor at such locations as may be designated by Lessor at any time while this Lease is in effect, all at Lessee’s expense and to Lessor’s satisfaction.

20.	UTILITIES AND SERVICES

20.1

Services. Lessee shall pay during the Lease Term and prior to delinquency all charges for water, gas, light, heat, power, electricity, telephone or other communication service, janitorial service, trash pick-up, sewer and all other services supplied to or

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consumed on the Premises (collectively, “Services”) and all taxes, levies, fees or surcharges therefor. Lessee shall be solely responsible for arranging for Services to be supplied to the Premises and shall contract for all of the Services in Lessee’s name prior to the Effective Date. The Effective Date shall not be delayed by reason of any failure by Lessee to so contract for Services. The lack or shortage of Services due to any cause whatsoever shall not affect any obligation of Lessee under this Lease, and Lessee shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction.

20.2	Utility Company Contract. If Lessor contracts with a utility company to provide access for service to Lessee at the Premises for Lessee’s sole use, Lessee shall pay to Lessor all costs and expenses incurred by Lessor in connection with such contract (including, without limitation, administrative costs) in an amount not less than Three Hundred Fifty Do!lars ($350).

21.	SURRENDER OF PREMISES

Upon termination of this Lease, Lessee, without further notice, shall deliver up to Lessor possession of the Premises. Lessee shall, to the satisfaction of Lessor, restore the Premises, including the soil and ground water located beneath the Premises, subject to Section 15 above. Furthermore, Lessee, shall remove any improvements (as defined in Section 3 hereof) unless Lessee obtains Lessor’s written authorization to leave said improvements upon the Premises (said authorization must be executed by an officer of Lessor). In the event of such failure or refusal of Lessee to surrender possession of the Premises, Lessor shall have the right to reenter the Premises and remove therefrom Lessee or any other person, firm, or corporation claiming by, through, or under Lessee.

Upon the failure or refusal of Lessee to remove the improvements and all personal property from the Premises and restore the Premises, at the option of Lessor, said improvements and personal property shall become the sole property of Lessor and Lessor may retain any portion of the security deposit to apply to restoration/releasing of the Premises or Lessor may remove the improvements and any personal property at Lessee’s expense and Lessee shall reimburse Lessor upon demand for expenses of removal/restoration which exceed the security deposit.

Lessee hereby acknowledges that Lessee’s covenant to remove improvements/personal property upon termination or expiration of the Lease is integral to Lessor’s agreement to enter into this Lease. However, this Section 21 shall not apply to termintion effected under Section K of this Lease.

Lessee’s Initials Illegible

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22.	LENDER’S AGREEMENT

Any assignment of Lessee’s leasehold interest hereunder to a Lender as security for a loan shall be subject to Lessor’s prior approval. If Lessor approves the assignment, Lessor, Lessee, and Lender shall enter into Lessor’s standard Lender’s Agreement in substantially the same form attached hereto as Exhibit “B” and made a part hereof. In the event of such assignment, Lessee shall pay to Lessor, as consideration therefor, all costs and expenses incurred by Lessor in connection with such assignment in an amount not less than Three Hundred Fifty Dollars ($350).

23.	SALE OF LESSEE’S IMPROVEMENTS

All improvements on the Premises are owned by Lessee. Notwithstanding this, Lessee shall not sell or hypothecate any of its fixed improvements upon the Premises without first obtaining Lessor’s written consent therefor, which consent shall not be unreasonably withheld. If there is a sale of improvements with or without obtaining Lessor’s consent, the improvements must be immediately removed from the Premises unless Lessor has consented in writing to an assignment or sublease thereof. If the sale of any improvements is in connection with a proposed assignment or sublease thereof, the provisions of Section 31 hereof are applicable.

24.	BANKRUPTCY

Lessor shall also have the right to terminate this Lease by written notice and to take exclusive possession of the Premises in the event of (a) a general assignment by Lessee for the benefit of creditors, (b) the filing of any voluntary petition in bankruptcy by Lessee, or the filing of an involuntary petition by Lessee’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Lessee has the right to affirm this Lease and continue to perform the obligation of Lessee hereunder, such trustee or Lessee shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Lessee hereunder outstanding as of the date of the affirmance of this Lease and provide to Lessor such adequate assurances as may be necessary to insure Lessor of the continued performance of Lessee’s obligations under this Lease, (c) the employment of a receiver to take possession of substantially all of Lessee’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof, and (d) the attachment, execution or other judicial seizure of all or substantially all of Lessee’s assets at the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

Receipt of Rental or other payments from any person for use of the Premises shall not constitute a waiver of Lessor’s right to terminate this Lease as above set forth. For purposes of this Section 24, the term “Lessee” shall mean any Lessee or partner of Lessee if there are two (2) or more Lessees hereunder or if Lessee is a partnership.

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25.	DEFENSE

Upon written notice from Lessor, Lessee agrees to assume the defense, with counsel acceptable to Lessor, of any lawsuit, administrative action or other proceeding brought against Lessor or its agents by any public body, individual, partnership, corporation, or other legal entity, relating to any matter covered by this Lease for which Lessee has an obligation to assume liability for and/or indemnify, save and hold harmless Lessor or its agents. Lessee shall pay all the costs and expenses incident to such defense, including, but not limited to, attorneys’ fees, investigators’ fees, litigation expenses, settlement payments, and amounts paid in satisfaction of judgments. Any and all lawsuits or administrative actions brought or threatened on any theory of relief available at law, in equity or under the rules of any administrative agency shall be covered by this provision, including, but not limited to, the theories of intentional misconduct, negligence, breach of statute or ordinance, or upon any theory created by any statute or ordinance, state or federal.

26.	NOTICES

All notices shall be in writing and shall be deemed to have been given when delivered personally or deposited in the United States mail, registered or certified, postage prepaid, or delivered by overnight courier, and addressed to the party to whom the notice is directed at the address set forth in the Basic Lease Terms. Payments to Lessor shall be made at the address for payments set forth in the Basic Lease Terms. Either party may change the address for notices or Lessor may change the address for payments by giving the other party written notice to that effect. All notices to Lessor must be sent to the attention of its Real Estate Department as provided in Section I of the Basic Lease Terms. Notices directed to other departments of Lessor shall be deemed of no force or effect.

If there be more than one Lessee, the notice to any one of them shall constitute notice to all and notice from any one of them shall constitute notice from all. If Lessee be a corporation, joint stock company or association, or unincorporated association (including a general or limited partnership), then service, as aforesaid, upon any employee thereof (which term shall include a partner if Lessee is a partnership) shall constitute service upon such entity. In this regard, Lessee specifically waives any rights as to methods of service as set out in Sections 1161 and 1162 of the California Code of Civil Procedure. Lessee hereby waives all other methods of notice prescribed by the laws and statutes of the State of California.

27.	ATTORNEYS’ FEES

In the event any party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret or establish

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any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as part of such action or proceeding, reasonable attorneys’ fees and court costs, including attorneys’ and costs for appeal, as may be fixed by the court or jury.

28.	DEFAULT; REMEDIES

In the event Lessee shall not promptly correct any default by Lessee hereunder within thirty (30) days (10 days for monetary defaults) after receipt of notice of such default from Lessor, or if Lessee abandons or vacates the Premises, Lessor shall have the right at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default: (a) terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default, including without limitation, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor; (b) maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including, without limitation, the right to recover Rentals as they become due hereunder; and (c) pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Waiver of any default shall not be construed as a waiver of a subsequent or continuing default. Termination of this Lease shall not affect any liability by reason of any act, omission or default occurring prior to such termination.

29.	LESSOR’S RIGHT TO PERFORM

Except as otherwise expressly provided herein, if Lessee shall at any time fail to make any payment or perform any other act required to be made or performed by Lessee under this Lease, Lessor may upon ten (10) days’ written notice to Lessee, but shall not be obligated to, without waiving or releasing Lessee from any obligation under this Lease, make such payment or perform such other act to the extent that Lessor may deem desirable and, in connection therewith, pay expenses and employ counsel. All sums so paid by Lessor and all penalties, interest and costs arising in connection therewith shall be due and payable by Lessee to Lessor as Additional Rent upon demand.

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30.	NON-WAIVER

No payment of Rentals or other sums by Lessee or receipt by Lessor of a lesser amount than properly due shall be deemed to be other than on account of the amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or statement be deemed an accord and satisfaction or waiver of any then existing default, whether or not notice thereof has been given to Lessee, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of the amount due or pursue any other remedy provided for in this Lease.

Lessor’s failure to enforce or exercise its rights with respect to any provision hereof shall not be construed as a waiver of such rights or provision. Acceptance by Lessor of Rentals or any other sum shall not be a waiver of any preceding breach by Lessee of any provision hereof, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rentals or any other sum from Lessee.

31.	ASSIGNMENT AND SUBLETTING

31.1	Prohibition Against Transfers. Except as provided in Section 31.2 below, neither Lessee nor Lessee’s legal representatives, successors or assigns shall assign this Lease or sublet or permit the Premises or any part thereof to be occupied by others. If in violation of the foregoing this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by any party other than Lessee, Lessor may collect Rentals from the assignee, subtenant or occupant and apply the net amount collected to the Rentals herein reserved, but no such collection shall be deemed (a) a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Lessee, or (b) a release of Lessee from the further performance by Lessee of the obligations on the part of Lessee herein contained. However, it shall not be deemed an assignment under this Lease if Lessee consists of more than one party and there is a purported assignment from one such party to any other or others of such parties constituting Lessee, or if there is any transfer of control of Lessee, whether by transfer of shares of stock, partnership interests or otherwise.

31.2	Permitted Assignments, Subleases. Subject to Section 31.3, Lessee may assign its interest in this Lease or sublet the Premises, but only upon the following express conditions:

(a)	The proposed assignment or sublease shall be subject to the prior written consent of Lessor, which consent will not be unreasonably withheld; provided that, without limiting the generality of the foregoing, it shall not be unreasonable for Lessor to deny such consent if:

(i) The use to be made of the Premises by the proposed assignee or sublessee would be prohibited by Section 2 or any

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other portion of this Lease (including but not limited to any rules and regulations then in effect) or would create greater demands upon the facilities, systems and services of the Premises; or

(ii) the business reputation and financial responsibility of the proposed assignee or sublessee are not reasonably satisfactory to Lessor.

(b)	Lessee shall pay to Lessor Lessor’s then standard processing fee, any taxes or other charges imposed upon Lessor or the Premises as a result of such assignment or sublease, and shall reimburse Lessor for all costs, including the reasonable fees of attorneys, architects or other consultants incurred by Lessor in connection with such assignment or sublease, whether or not such proposed assignment or sublease is consented to by Lessor;

(c)	The proposed assignee or sublessee shall agree in writing to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease;

(d)	An executed triplicate original of the assignment or sublease agreement, on Lessor’s then standard form, shall be delivered to Lessor and the assignment or sublease shall not be binding upon Lessor until the delivery thereof to Lessor and the execution and delivery of Lessor’s consent thereto;

(e)	The consent by Lessor to an assignment or sublease shall not in any way be construed to relieve Lessee or any assignee or sublessee from obtaining the express consent in writing of Lessor to any further assignment or sublease or to release Lessee from any liability under this Lease, whether past, present or future, or to release Lessee from any liability under this Lease because of Lessor’s failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease; and

31.3	Right to Terminate. Notwithstanding the foregoing provisions of this Lease, it is expressly agreed and understood that except in the case of Lessee’s merger with or purchase by another financial institution Lessor shall have the option to terminate this Lease rather than consent to an assignment or sublease. Lessee understands and acknowledges that the right to terminate contained in this Section 31.3 is a material inducement for Lessor’s agreement to lease the Premises to Lessee upon the terms and conditions set forth herein.

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32.	LENDER REQUIREMENTS

This Lease, at Lessor’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof. Lessee shall execute and deliver, without charge therefor, such further instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises as may be required by Lessor within ten (10) days following Lessor’s request therefor. Failure of Lessee to execute such instruments evidencing subordination of this Lease shall constitute a default by Lessee hereunder. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Lessor and covering the Premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.

33.	LESSOR’S LIABILITY

Notwithstanding any other term or provision of this Lease to the contrary, the liability of Lessor for its obligations under this Lease shall be limited solely to Lessor’s interest in the Premises as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against Lessor or any other assets of Lessor or against Lessor’s agents on account of any of Lessor’s obligations or actions under this Lease.

34.	EMINENT DOMAIN

A.	Effect on Lease

The term “taking” as used in this section shall refer to the taking or condemnation of all or any part of the Premises by any competent authority at any time during the Lease Term.

In the event of a taking of all or materially all of the Premises, this Lease shall terminate on the earlier of vesting of title in, or the taking of possession by, the condemnor.

If less than materially all of the Premises are taken (“partial taking”), this Lease shall continue in effect except as to the portion so taken or condemned, but the Base Rent to be paid by Lessee shall thereafter be reduced by a percentage equal to the proportion that the number of square feet in the net usable area of the Premises so taken or condemned bears to the number of square

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feet of the net usable area of the Premises before taking. If no portion of the net usable area of the Premises is taken, or if the portion thereof so taken is subterranean or aerial and does not interfere with the use of the surface, then Lessee shall not be entitled to any adjustment of Base Rent hereunder.

If a partial taking renders the remaining Premises unsuitable for the purposes for which Lessee’s improvements were designed or occurs during the last five (5) years of the Lease Term, then Lessee, subject to the rights of any lender, may terminate this Lease by providing Lessor with written notice thereof within thirty (30) days following such partial taking. If Lessee does so, the Base Rent and other charges hereunder shall be apportioned as of the date of termination.

B.	Disposition of Proceeds

Except as provided otherwise in this Subsection B, in the event of a taking of all or any part of the Premises (including conveyance by deed in lieu of, or in settlement of, condemnation proceedings), Lessee shall receive compensation only for the taking and damaging of Lessee’s improvements; provided, however, that if the condemnation or taking occurs during the last five (5) years of the Lease Term, compensation for the taking of Lessee’s improvements shall be reduced by twenty percent (20%) for each full year (and in proportion for a fraction of a year) that elapses from the first day of said five-year period to the date of such vesting of title or taking of possession; the remaining award balance and interest thereon, as well as the award for the land value and interest thereon, shall belong to Lessor. Under no circumstances shall Lessee be entitled to any “bonus value” for the remaining unexpired Lease Term, or to compensation for “good will” or business loss.

If the values of the respective interests of Lessor and Lessee shall have been separately determined in the proceeding under which the Premises shall have been taken, the values so determined shall be conclusive upon Lessor and Lessee. If the values shall not have been so determined, the values shall be determined by agreement of the parties or, if they are unable to agree, by the appropriate court having jurisdiction in the condemnation action, which court shall interpret the contractual rights set forth herein.

In the event of a partial taking, Lessee shall apply any compensation awarded to it first to the restoration of Lessee’s improvements as nearly as reasonably possible to their condition before such taking, unless Lessee terminates this Lease as provided in the fourth paragraph of Subsection A above. Lessee shall make such restoration regardless of the amount of such award.

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Notwithstanding the foregoing, if Lessee exercises its right to terminate this Lease under the fourth paragraph of Subsection A above, the award balance attributable to Lessee’s improvements other than the principal balance if any, and other proper charges of Lender shall belong to Lessor free of any claim of Lessee, notwithstanding anything in this Lease to the contrary. In no event shall Lessee be entitled to any compensation for its improvements if the taking occurs after Lease Termination.

C.	Temporary Taking

If the whole or any part of the Premises or of Lessee’s interest under this Lease is taken by any competent authority for its temporary use or occupancy, this Lease shall not terminate by reason thereof and Lessee shall continue to pay all Rentals and other charges payable by Lessee hereunder, and to perform all other terms, covenants, and conditions contained herein, except to the extent Lessee is prevented from so doing by the terms of the order of the taking authority. In the event of a temporary taking, Lessee shall be entitled to receive the entire amount of the award and shall be obligated, at its sole expense, to restore the Premises as nearly as may be reasonably possible to the condition in which they existed immediately prior to such taking; provided, however, that if the period of temporary use or occupancy extends beyond the expiration of the Lease Term, the award shall be apportioned between the Lessor and Lessee as of said date of expiration, after Lessor shall have received the entire portion of the award attributable to physical damage to the Premises and any improvements thereon and to the restoration thereof to the conditions existing immediately prior to the taking or condemnation.

35.	HOLDOVER

In case Lessee holds over the Lease Term with the consent of Lessor, such holding over shall be deemed a tenancy only from month to month but shall be subject to all applicable terms hereof, or as may then be modified in writing by the parties hereto, including Lessor’s right to revise the Base Rent at any time during such holdover period in accordance with the provisions of Section 6 (except Subsection B thereof) and in the manner provided in the following paragraph.

Notwithstanding anything to the contrary contained in Section 6, Lessor, at any time during such holdover period, may, upon thirty (30) days’ advance written notice to Lessee, revise the Base Rent then in effect to the fair rental value of the Premises at the time of such revision.

Nothing in Section 6 or in this section shall be construed as extending the Lease Term or as waiving in any way Lessor’s statutory right to terminate at any time during such holdover period.

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If, without the express written consent of Lessor, Lessee shall fail to vacate the Premises after the termination of this Lease for any cause or after Lessee’s right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Lessee shall be liable to Lessor for the use and occupancy of the Premises in an amount agreed to be two (2) times the Base Rent of the last month of the Lease Term for each month Lessee holds over, and two (2) times all the other charges as provided in this Lease for the last month of the Lease Term. If the Premises are not surrendered at the end of the Lease Term or of a permitted holdover period, Lessee shall be additionally responsible to Lessor for all damages (including, but not limited to, the loss of Rentals) which Lessor may suffer by reason thereof, and Lessee hereby agrees to indemnify, defend and hold Lessor and its agents harmless from and against all claims made by any succeeding tenant against Lessor, resulting from the delay by Lessor in delivering possession of the Premises to such succeeding tenant. Lessee’s obligations under this Section 35 shall survive the termination of this Lease.

36.	LEGAL DESCRIPTION

This Lease shall be supplemented to include a legal description of the Premises if required by either party in writing. If requested by Lessee, then Lessee shall pay to Lessor therefor the sum of $350.

Any expense incurred by Lessor for surveying the Premises shall be paid to Lessor by Lessee promptly upon receipt of bill therefor.

37.	RECORDATION OF LEASE

Neither party hereto shall record this Lease without the prior written consent of the other; however, upon request of either party, the other party shall join in the execution of a memorandum or short form of lease for recording purposes. The memorandum or short form of lease shall incorporate this Lease by reference and shall describe the parties hereto, the Premises, and the Lease Term.

Should Lessee request Lessor to prepare said memorandum or short form of lease for recording purposes, Lessee shall pay to Lessor the sum of $350.

38.	TESTING/SOILS CONDITIONS

If Lessee at any time during this Lease or any extension thereof should determine to conduct any soil or groundwater testing of the Premises either in connection with any proposed improvements by Lessee or in connection with an environmental audit, Lessee shall first obtain from Lessor a permit which shall include confidentiality provisions and shall be executed by Lessee and its consultants before commencement of any testing. Failure to obtain such a permit shall constitute a default under this Lease.

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39.	ESTOPPEL CERTIFICATES

Lessee agrees from time to time within ten (10) days after request of Lessor, to deliver to Lessor, or Lessor’s designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Base Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Lessor. Failure by Lessee to execute and deliver such certificate shall constitute an acknowledgment by Lessee that the statements included are true and correct without exceptions. Lessor and Lessee intend that any statement delivered pursuant to this Section 39 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. The parties agree that Lessee’s obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Lessor’s execution of this Lease. In addition, at the request of Lessor, Lessee shall provide Lessor its current financial statement or other information reflecting Lessee’s financial worth which Lessor shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Premises.

40.	LESSOR’S RIGHT-OF-ENTRY

Lessee shall permit Lessor and the agents of Lessor to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises, posting notices of nonresponsibility, “for lease” or “for sale” signs, exhibiting the Premises to prospective tenants, buyers, or lenders, protecting the Premises in the event of an emergency, altering or improving the Premises, conducting environmental audits, and exercising any rights reserved by Lessor pursuant to this Lease, all without abatement of Rentals. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any entry into the Premises in accordance with this Section 40 or any other provision of this Lease. For each of the aforesaid purposes, Lessor shall, at all times, have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s vaults and safes, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises. Any entry to the Premises by Lessor as permitted by this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof.

41.	TIME OF ESSENCE

Time is of the essence of each provision of this Lease.

42.	TERMINATION OF LEASE

Termination or expiration of this Lease shall not release any party hereto from any liability or obligation hereunder, whether of indemnity or

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otherwise, resulting from any acts, omissions or events happening prior to such termination or expiration, or thereafter in case by the terms of this Lease it is provided that anything shall or may have to be done after termination or expiration hereof.

43.	SEVERABILITY

If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

44.	RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall be deemed or construed by the parties or by any third person or court to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of owner of real property and holder of a limited lease to use the same for the purposes set forth herein.

45.	SUCCESSORS

Subject to the provisions of Section 31, the covenants, conditions and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors, assigns and legal representatives.

46.	EXHIBITS

All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of this Lease.

47.	LESSOR AND AGENT

The term “Lessor” as used in this Lease, so far as the covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner at the time in question of fee title or right to control the Premises. In the event of any transfer(s) of such interest, the Lessor herein named (and in the case of any subsequent transfers or conveyances, the grantor) shall have no further liability under this Lease to Lessee except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on Lessor and its successors and assigns only during and in respect of their respective period of ownership of the fee; provided that any funds in possession of Lessor or the then grantor

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and as to which Lessee has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations of Lessor as contained in this Lease shall, subject to the provisions of this Section 47, be binding upon each Lessor and such Lessor’s heirs, personal representatives, successors and assigns only during its respective period of ownership. Except as provided in this Section 47, this Lease shall not be affected by any transfer of Lessor’s interest in the Premises, and Lessee shall attorn to any transferee of Lessor.

48.	JOINT AND SEVERAL LIABILITY

If Lessee is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Lessee hereunder. If Lessee is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as their community property.

49.	AUTHORITY

The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Lessor and Lessee, respectively.

50.	INTEREST

Any payment due from Lessee to Lessor under this Lease shall bear interest from the date due until paid, at an annual rate equal to the greater of ten percent (10%), or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended; provided, however, in no event shall such rate exceed the maximum rate then allowable by law. In addition, Lessee shall pay all costs and attorneys’ fees incurred by Lessor in the collection of such amounts.

51.	SUBMISSION OF LEASE

Submission of this instrument for Lessee’s examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed by both Lessor and Lessee. Execution of this Lease by Lessee shall constitute an offer by Lessee to lease the Premises, which offer shall be deemed accepted by Lessor when and only when this Lease is executed by Lessor and delivered to Lessee.

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52.	CAPTIONS

The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease.

53.	ENTIRE AGREEMENT AND AMENDMENT

This Lease sets forth the entire agreement between the parties with respect to the leasing of the Premises and supersedes all prior agreements, communications, and representations, oral or written, express or implied, since the parties intend that this be an integrated agreement. No addition to, or modification of, any term or provision of this Lease shall be effective until and unless such addition or modification is set forth in a written instrument signed by both Lessor and Lessee.

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Exhibit A

[GRAPHIC/MAP]

[GRAPHIC/MAP]

EXHIBIT B

NOT APPLICABLE

See attached schedule.

EXHIBIT C	Illegible Initials

GENERAL INSURANCE REQUIREMENTS (“GIR”)	Initials

Company shall be furnished evidence of insurance in connection with the foregoing Agreement. Such insurance shall be written by an insurance company having a Best’s rating of B + 13 or better and licensed to do business in the state where the Premises are located, meeting the requirements stated below in form satisfactory to Company, for each of the following types of insurance in amounts not less than the amounts herein specified.

The terms “Agreement” as herein used shall refer to the Lease, License, or Permit to which this Exhibit B is attached and made a part of; “Company” shall refer to the Lessor, Licensor, or Permittor named in the Agreement; “Lessee” shall refer to the Lessee named in the Lease (if the Agreement is a Lease); and “Premises” shall refer to the property described in the Agreement and as shown on the attached print.

Liability Insurance Requirements

1.	COMPREHENSIVE GENERAL LIABILITY INSURANCE OR COMMERCIAL GENERAL LIABILITY INSURANCE ON AN OCCURRENCE BASIS shall have a combined single limit of not less than $2,000,000 per occurrence and shall provide for the following:

a)	Such insurance is primary, without right of contribution from other insurance which may be in effect.

b)	Such insurance shall not be invalidated by the acts or omissions of other insureds.

c)	Such insurance shall be materially modifiable or cancelable without thirty (30) days’ prior written notice to Company (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days’ notice has been given to Company). This provision is referred to below as “Notice of Modification or Cancellation.”

d)	Company shall be named as additional insured.

e)	Contractual liability with deletion of the exclusion for operations within fifty (50) feet of railroad track and deletion of the exclusion of explosion, collapse, or underground hazard, if applicable. (NOTE: For any license or permit involving property within fifty (50) feet of track, the exclusion for operations within fifty (50) feet of track will apply unless eliminated by endorsement).

f)	Premises, products/completed operations, and personal injury coverage.

g)	Severability-of-interest clause.

Exhibit C

EXHIBIT D

COMPREHENSIVE GENERAL AND AUTOMOBILE LIABILITY ENDORSEMENT

Attached to certificate of insurance for and hereby certified to be a part of the following policy or policies having the following expiration dates:

Policy No.	Company Providing Policy	Expiration date

The scope of the insurance afforded by the policy designated in the attached certificate is not less than that which is afforded by the Insurance Service organization. (The term “policy” as used herein includes the plural number if there is more than one policy listed above.)

Such policy provides or is hereby amended to provide that:

1.	The named insured is PLACER SAVINGS BANK (“Named Insured”).

2.	SOUTHERN PACIFIC TRANSPORTATION COMPANY (“Company”) is hereby included as additional insured with respect to liability arising out of the ownership, maintenance or use of the Premises by the Named Insured under or in connection with that certain lease (“Agreement”) dated , 19 , between and SOUTHERN PACIFIC TRANSPORTATION COMPANY and PLACER SAVINGS BANK, relating to property located at or near Auburn, County of Placer, State of California.

The insurance provided hereunder applies as though separate policies are in effect for both the Named Insured and Company, but does not increase the limits of liability set forth in said policy.

3.	The limits of liability under the policy is not less than those shown on the certificate to which this endorsement is attached.

4.	Cancellation or material reduction of insurance coverage hereunder is not effective until thirty (30) days [ten (10) days in the case of cancellation for nonpayment of premium] following written notice to SOUTHERN PACIFIC TRANSPORTATION COMPANY.

5.	The policy includes contractual liability coverage for liability assumed by the Named Insured under the Agreement.

6.	The insurance is primary and insurer is not entitled to any contribution from insurance in effect for Company.

7.	The insurance is not invalidated by the acts or omissions of other insureds.

8.	The insurance has Broad Form Property Damage endorsement.

Page 1 of 2	Exhibit D

9.	The insurance has Products/Completed Operations endorsement.

10.	The insurance has Personal Injury endorsement.

11.	All policy or endorsement limitations relating specifically to operations on or near Company’s property or tracks are eliminated.

12.	In the event of reduction or exhaustion of the applicable aggregate limit or limits of liability under the primary policy referred to in the attached certificate of insurance solely by reason of losses paid thereunder on account of occurrences during the policy period, the excess policy, if any, referred to herein, shall (i) in the event of reduction apply as excess of the reduced limit of liability thereunder; and (ii) in the event of exhaustion, continue in force as though it were primary insurance.

The terms “Agreement” as herein used shall refer to the Lease, License, or Permit to which this Exhibit D is attached and made a part of; “Company” shall refer to the Lessor, Licensor, or Permittor named in the Agreement; and “Premises” shall refer to the property described in the Agreement and shown on the attached print.

Insurance Company

Date:	, 19	By:

Signature of Authorized Representative

Page 2 of 2	Exhibit D

[GRAPHIC]	CERTIFICATE OF INSURANCE		CSR LD PLAC_-1	DATE (MM/DD/YY) 05/14/96
PRODUCER Placer Insurance Agency P.O. Box 5468 Auburn CA 95604		THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

Tacey Elliott		COMPANY
Phone No. 916-888-8900 Fax No.		A	Royal Insurance Company
INSURED		COMPANY
		B	Industrial Indemnity Ins. Co.
Placer Savings Bank		COMPANY
Attn: Kevin Webb		C	CRA Casualty of California
949 Lincoln Way		COMPANY
Auburn CA 95603		D

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR		TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
		GENERAL LIABILITY				GENERAL AGGREGATE	_ 2000000
A		☒ COMMERCIAL GENERAL LIABILITY	GSV020883	01/01/96	01/01/97	PRODUCTS - COMP/OP AGG	_ 2000000
		☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ADV INJURY	_ 1000000
		☐ OWNER’S & CONTRACTOR’S PROT				EACH OCCURRENCE	_ 1000000
		☐ __________________________				FIRE DAMAGE (Any one fire)	_ 50000
		☐				MED EXP (Any one person)	_ 5000

AUTOMOBILE LIABILITY
		☐ ANY AUTO	GSV020883	01/01/96	01/01/97	COMBINED SINGLE LIMIT	_ 1,000,000
		☐ ALL OWNED AUTOS				BODILY INJURY (Per person)	_
A		☒ SCHEDULED AUTOS
		☒ HIRED AUTOS				BODILY INJURY (Per accident)	_
☒ NON-OWNED AUTOS
		☐ __________________________				PROPERTY DAMAGE	_
☐

		GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	_
		☐ ANY AUTO				OTHER THAN AUTO ONLY
		☐ __________________________				EACH ACCIDENT	_
		☐				AGGREGATE	_

		EXCESS LIABILITY				EACH OCCURRENCE	_ 5000000
A		☒ UMBRELLA FORM	B9061604	01/01/96	01/01/97	AGGREGATE	_ 5000000
		☐ OTHER THAN UMBRELLA FORM				RETENTION	_ 10000

B		WORKERS COMPENSATION AND				☐ STATUTORY LIMITS
B		EMPLOYERS’ LIABILITY				EACH ACCIDENT	_ 1000000

	THE PROPRIETOR/ PARTNERS / EXECUTIVE OFFICERS ARE:	☐ INCL	CJ9604762	02/01/96	02/01/97	DISEASE - POLICY LIMIT	_ 1000000
		☐ EXCL	CJ9604762	02/01/96	02/01/97	DISEASE - EACH EMPLOYEE	_ 1000000

		OTHER MORTGAGE	604823984	01/01/96	01/01/97	RES BLDG*	400,000
		INTEREST INSURANCE				COM BLDG*	2,000,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

SOUTHERN PACIFIC TRANSPORTATION COMPANY IS HEREBY INCLUDED AS ADDITIONAL INSURED WITH RESPECTS TO LIABILITY ARISING OUT OF THE OWNERSHIP MAINTENANCE OR USE OF THE PREMISES LOC AT 649 LINCOLN WAY, AUBURN, CA BY THE NAMED INSURED IN CONNECTION WITH THEIR LEASE.

* 10 DAYS NOTICE FOR NON-PAYMENT

CERTIFICATE HOLDER					CANCELLATION
SOUTHERN PACIFIC TRANSPORTATION COMPANY				SOUTP–1

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30* DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Tacey Elliott
ACORD 25-_ (3/93)					© ACORD CORPORATION 1993